SUPPLEMENTAL INDENTURE

                  This Supplemental Indenture is dated as of July 2, 2001, among THE DERBY CYCLE CORPORATION, a Delaware corporation ("DCC"), LYON INVESTMENTS B.V., a company organized under the laws of The Netherlands and a wholly owned subsidiary of DCC ("Lyon" and, together with DCC, the "Issuers"), as issuers, and THE BANK OF NEW YORK as successor to IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee"). Each defined term used herein shall have the meaning assigned to it in the Indenture (hereinafter defined), unless the context hereof otherwise requires or provides.

                                    RECITALS

                  1. The Issuers and the Trustee have executed an Indenture dated as of May 14, 1998 (as amended or supplemented, the "Indenture") providing for the issuance of $100,000,000 of the Issuers' 10% Senior Notes due 2008 (the "Securities").

                  2. Section 9.02 of the Indenture generally permits the Indenture to be amended or supplemented, or compliance with any provision of the Indenture or the Securities to be waived, with the written consent of the Holders of not less than a majority in principal amount of the Securities then outstanding.

                  3. The Issuers have received written consents of Holders of not less than a majority in the aggregate principal amount of the Securities outstanding as of June 13, 2001 (the record date fixed by the Issuers pursuant to the terms of the Indenture) to the amendments and the waiver of compliance with certain provisions of the Indenture contemplated by Section 1.01 hereof.

                  4. The Issuers have always treated their business and enterprises as being separate and independent business entities and have always held themselves out to the Holders and the Trustee as being separate and independent business entities.

                  The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the
Securities:

                                   ARTICLE I

              AMENDMENTS AND WAIVERS WITH RESPECT TO THE INDENTURE

                  Section 1.01 AMENDMENTS. The Indenture is hereby amended as follows:

                  (a)      Section 1.01 of the Indenture is amended as follows:

                           (i) by inserting the following new definitions in the appropriate alphabetic order:

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                                                                               2

                  "Default Rate" means the interest rate on overdue installments of interest set forth in the Securities.

                  "Derby Nederland" means Derby Nederland B.V., together with its successors and assigns.

                  "DM Indenture" means the Indenture (as supplemented from time to time), dated as of May 14, 1998, providing for the issuance of an aggregate principal amount of up to DM110,000,000 of 9 3/8% Senior Notes due 2008 among DCC and Lyon, as issuers, and The Bank of New York as successor to IBJ Schroder Bank & Trust Company, in its capacity as trustee thereunder.

                  "DM Securities" means the securities issued under the DM Indenture.

                  "DM Trustee" means the party named as trustee in the DM Indenture until a successor trustee replaces it and, thereafter, means the successor trustee.

                  "Euro Equivalent" means on any particular date, (i) with respect to any amount denominated in Euros, such amount in Euros, (ii) with respect to any amount denominated in Deutschemarks, such amount divided by 1.95583 and (iii) with respect to any amount denominated in U.S. Dollars, the average of the amount of Euros which could be purchased by each of the Trustee and the DM Trustee (in accordance with their normal banking practices) in the London foreign currency deposit market with such amount of such currency at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) on such date.

                  "Gazelle Sale" means the sale of Koninklijke Gazelle B.V. by Derby Nederland to Gazelle Holding B.V., pursuant to the terms and conditions of the Sale and Purchase Agreement, dated on or about June 14, 2001, among DCC, Derby Nederland and Gazelle Holding B.V. (a copy of which was delivered to the Trustee on June 14, 2001).

                  "General Asset Disposition" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by DCC or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

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                                                                               3

                  (i) any shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than DCC or a Subsidiary),
                  (ii) all or substantially all of the assets of any division or line of business of DCC or any Subsidiary or (iii) any other assets of DCC or any Subsidiary outside of the ordinary course of business of DCC or such Subsidiary; provided, however, that General Asset Dispositions shall not include (A) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
                  (B) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry, (C) the licensing of intellectual property, and (D) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of the term "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof. For the purposes of clause (D), Purchase Money Securities shall be deemed to be cash.

                  "Modified Net Available Cash" from the Gazelle Sale means the USD Percentage of the aggregate amount of consideration payable to Lyon or Derby Nederland (including any deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to properties or assets that are the subject of the Gazelle Sale or received in any other non-cash form, and excluding Designated Non-Cash Consideration) therefrom, in each case net of (i) all legal, accounting and investment banking fees, and sales commissions, and all title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, local and foreign taxes required to be paid or accrued as a liability under U.S. GAAP or Dutch accounting principles, as a consequence of the Gazelle Sale, and (ii) all payments made by Derby Nederland or Lyon (whether directly or through any Affiliate) upon the closing of the Gazelle Sale on any Indebtedness (including

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                                                                               4

                  any collateralisation of such Indebtedness (such amounts collectively referred to as "Cash Collateral"))or other amounts due under the Revolving Credit Agreement outstanding on the date of the closing of the Gazelle Sale.

                  "USD Percentage" means on any particular date, the quotient of
                  (i) the Euro Equivalent of the principal amount of the Securities then outstanding, divided by (ii) the sum of (A) the Euro Equivalent of the principal amount of the Securities then outstanding plus (B) the Euro Equivalent of the principal amount of the DM Securities then outstanding.

                  (b) 4.06(a) of the Indenture is amended by deleting the words "DCC shall not, and shall not permit any Restricted Subsidiary to make any Asset Disposition unless" in the first sentence and inserting the following in place of the deleted text:

                  "DCC shall not, and shall not permit any Restricted Subsidiary or Unrestricted Subsidiary to, make any General Asset Disposition where the assets disposed of have a fair market value, as determined in good faith by the board of directors of DCC or such Restricted Subsidiary or Unrestricted Subsidiary, as applicable, that equals or exceeds $5,000,000. In addition, DCC shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless"

                  (c) Section 5.01 of the Indenture is amended by the addition of Section 5.01(c) to read as follows:

                  "(c) Notwithstanding the foregoing, Sections 5.01(a) and (b) shall not apply to the Gazelle Sale and the Gazelle Sale shall not be deemed a conveyance or transfer of all or substantially all of the assets of either of the Issuers or of any of the Note Guarantors under Sections 5.01(a) or (b), provided that each of the following conditions are met:

                           (i) the USD Percentage of the Euro Equivalent of the first $2,500,000 of the Modified Net Available Cash from the Gazelle Sale shall be delivered to Derby Nederland upon the closing of the Gazelle Sale and Derby Nederland shall, upon its receipt thereof, forthwith distribute such amount to Lyon (the "Lyon Distribution");

                           (ii) Lyon shall procure, and shall procure that Derby Nederland shall procure, that 100% of the Modified Net Available Cash from the Gazelle Sale (excluding the Lyon Distribution) (the "Gazelle Sale

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                                                                               5

                  Proceeds") shall be forthwith and irrevocably paid from time to time directly to the Trustee (to be held by the Trustee for the benefit of the Holders in accordance with Sections 2.04 and 4.06(c)(2) for the purposes of making the interest payment under the Securities due on May 15, 2001 (the "May Interest Payment") and commencing one or more Offers pursuant to
                  Section 4.06) to be held by the Trustee in the following account (the "Account"):

                           The Bank of New York
                           ABA # 021-000-018
                           A/C # GLA/111-565
                           A/C Name: GFU-IBJW Account
                           Sub A/C # 134503
                           Ref: Derby Cycle Corporation;

                           (iii) Lyon shall procure that Derby Nederland shall take such actions as are necessary from time to time (and prior to any dissolution or insolvency proceeding of Derby Nederland) to effectuate transfers of the residual beneficial interests in any Gazelle Sale Proceeds received after the closing of the Gazelle Sale (after application thereof in accordance with the terms herein) from Derby Nederland to Lyon;

                           (iv) immediately prior to any portion of the Gazelle Sale Proceeds being deposited in the Account, Lyon shall deliver to the Trustee a written statement certified by an officer of the Issuers setting forth in reasonable detail computations evidencing the calculation of the amount of such portion of the Gazelle Sale Proceeds to be deposited in the Account;

                           (v) within 2 days of the closing of the Gazelle Sale, the Trustee shall apply the Gazelle Sale Proceeds in the Account to pay in full at the Default Rate the May Interest Payment;

                           (vi) within 7 days of the making of the May Interest Payment, Lyon will commence an Offer solely with respect to the Securities and the DM Securities pursuant to
                  Section 4.06(b), (c) and (d) and Section 4.06(b), (c) and (d) of the DM Indenture for an Offer Amount equal to 100% of the Gazelle Sale Proceeds held in the Account as of such date and 100% of the amount held in the account (the "DM Indenture Account") under Section 5.01(c)(ii) of the DM Indenture as of such date (the "DM Initial Gazelle Proceeds");

                           (vii) the Trustee and the DM Trustee shall combine the DM Initial Gazelle Proceeds in the DM Indenture Account with the Gazelle Sale Proceeds in the Account for purposes of purchasing Securities and DM Securities which are to be purchased in whole or in part in connection with an Offer;

                           (viii) the Issuers shall cause Derby Nederland to deliver at the closing of the Gazelle Sale to the escrow agent for the escrow account established in connection with the Gazelle Sale (the "SPA Holdback Account") written notice irrevocably instructing such escrow agent to forthwith deliver the Gazelle Sale Proceeds released from the SPA Holdback Account from time to time to the Trustee for depositing in the Account;

                           (ix) DCC shall deliver at the closing of the Gazelle Sale to Chase Manhattan International Ltd., as facility agent and security agent under the Revolving Credit Agreement ("Chase"), written notice satisfactory to the Trustee irrevocably instructing Chase to forthwith deliver the USD Percentage of Cash Collateral released by Chase from time to time to the Trustee for depositing in the Account;

                           (x) within 7 days of any portion of the Gazelle Sale Proceeds being released from the SPA Holdback Account and deposited into the Account, Lyon shall, to the extent that more than EUR 5,000,000 is held by the Trustee in the Account at such time, commence an Offer solely with respect to the Securities and the DM Securities pursuant to Section 4.06(b),
                  (c) and (d) and Section 4.06(b), (c) and (d) of the DM Indenture for an Offer Amount equal to 100% of the Gazelle Sale Proceeds held in the Account as of such date and 100% of the amounts held in the DM Indenture Account as of such date (the "DM Released Gazelle Proceeds");

                           (xi) the Trustee and the DM Trustee shall combine the Gazelle Sale Proceeds in the Account with the DM Released Gazelle Proceeds in the DM Indenture Account for purposes of purchasing Securities and DM Securities which are to be purchased in whole or in part in connection with an Offer;

                           (xii) Lyon shall only use the Lyon Distribution to make first priority secured revolving loans to DCC pursuant to the secured revolving note in substantially the form attached hereto as Exhibit A and, forthwith upon the earlier of January 15, 2002 or the closing of a sale or disposition of substantially all of the assets of DCC, Lyon shall procure that the Lyon Distribution be irrevocably paid to the Trustee (to be held by the Trustee for the benefit of the Holders in accordance with Section 2.04 and 4.06(c)(2) in the Account for the purpose of commencing one or more Offers pursuant to
                  Section 4.06); and

                           (xiii) until all of the Gazelle Sale Proceeds have been irrevocably paid to the Trustee, Lyon shall not incur any Indebtedness.

                           Subject to the provisions of Section 4.06(d), if the
                  terms of this Section 5.01(c) are inconsistent with the terms

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                                                                               7

                  of Section 4.06, then the terms of this Section 5.01(c) shall govern. For the purposes of Section 5.01(c), the term "Lyon" shall include all successors or assigns of Lyon Investments B.V.

                                   ARTICLE II

                                  MISCELLANEOUS

                  Section 2.1 FURTHER ASSURANCES. The parties will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Supplemental Indenture.

                  Section 2.2 TRUST INDENTURE ACT CONTROLS. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included in this Supplemental Indenture by the TIA, the required provision shall control.

                  Section 2.3 COUNTERPART ORIGINALS. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

                  Section 2.4 HEADINGS. Headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture, and shall in no way modify or restrict any of the terms of provisions hereof.

                  Section 2.5 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  Section 2.6 SUCCESSORS AND ASSIGNS. All agreements of the Issuers and the Trustee in this Supplemental Indenture shall bind their successors. All Securityholders and every subsequent Holder of any Security shall be bound by this Supplemental Indenture.

                  Section 2.7 SEVERABILITY. In case any provision of this Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 2.8 RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all

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                                                                               8

purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  Section 2.9 NO THIRD PARTY BENEFITS. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Securityholders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                  Section 2.10 THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Issuers individually.


                 [Remainder of page is intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


                                   THE DERBY CYCLE CORPORATION


                                   By:  /s/ John  Burdett
                                        ---------------------------------------
                                        Name:   John Burdett
                                        Title:  Chief Financial Officer


                                   LYON INVESTMENTS B.V.


                                   By:  /s/ Simon J. Goddard
                                        ---------------------------------------
                                        Name:   Simon J. Goddard
                                        Title:  Managing Director


                                   THE BANK OF NEW YORK, as Trustee


                                   By:  /s/  Luis Perez
                                        ---------------------------------------
                                        Name:   Luis Perez
                                        Title:  Assistant Vice President

                                                                       EXHIBIT A



                             SECURED PROMISSORY NOTE

US$2,500,000                                                       July _, 2001


                  FOR VALUE RECEIVED, THE DERBY CYCLE CORPORATION, a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of LYON INVESTMENTS B.V., a corporation organized under the laws of the Netherlands ("HOLDER"), in lawful money and in immediately available funds, the lesser of
(i) the principal sum of the Dollar Equivalent of Two Million Five Hundred Thousand Dollars (US$2,500,000) or its Euro equivalent (the "COMMITMENT Amount") and (ii) the aggregate unpaid principal amount of all loans made by or through Holder to Borrower pursuant to this Note (the "LOANS"). The principal of and all accrued interest on this Note shall be due and payable at such time and in such amounts as set forth herein. For purposes of this Note, "DOLLAR EQUIVALENT" means on any particular date, (i) with respect to any amount denominated in U.S. Dollars, such amount in U.S. Dollars, and (ii) with respect to any amount denominated in Euros, the average of the amount of Dollars which could be purchased by each of the Trustee and the DM Trustee (in accordance with their normal banking practices) in the London foreign currency deposit market with such amount of such currency at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) on such date.

         1.       BORROWINGS. Holder agrees to make loans from time to time on each requested borrowing date (a "BORROWING DATE") on and after the date hereof until the Maturity Date (as defined below) in an aggregate principal amount not to exceed the Commitment Amount at any time on the terms and conditions set forth herein. As a condition precedent to the making of each Loan, the Holder shall have received a written loan request (a "LOAN REQUEST") from the Borrower. The Borrower agrees that it will not make a Loan Request hereunder unless, the Borrower, collectively with its subsidiaries (excluding Holder), (i) will have less than the Dollar Equivalent of US$2,500,000 in cash and cash equivalents on the relevant Borrowing Date and (ii) the amount of such borrowing shall not exceed the difference of (A) the Dollar Equivalent of US$2,500,000 minus (B) the Dollar Equivalent of the aggregate amount of cash and cash equivalents collectively held by the Borrower and its subsidiaries (excluding Holder) (the "SHORTFALL").

         2.       MATURITY. The outstanding principal amount of the Loans,
                           together will all accrued but unpaid interest thereon, shall be due and payable in full on the earlier of (i) January 15, 2002 and (ii) the closing date of a sale or disposition of substantially all of the assets of Holder, whichever occurs first (the "MATURITY DATE"); PROVIDED that if the Borrower and its subsidiaries (excluding Holder) shall collectively have cash and cash equivalents (including, without limitation, the aggregate amount of all outstanding Loans) in an aggregate amount in excess of the Dollar Equivalent of US$2,500,000 (the "EXCESS") at any time, then the Borrower shall repay the Loans (in accordance with paragraph 4(a)) on such date by the amount of such Excess (an "EXCESS PAYMENT"), but any amounts so repaid may thereafter be reborrowed in accordance with paragraph 1 hereof; PROVIDED, FURTHER, however, that Borrower shall not be required to make any Excess Payment unless the Excess exceeds $250,000.

         3.       INTEREST.

                  (a) The outstanding principal balance of all Loans made hereunder shall bear interest from the date of advancement thereof to the date of repayment at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 5%. Borrower shall pay all such accrued interest on the last business day of each calendar month, beginning on the last business day of August 2001.

                  (b) Notwithstanding the foregoing, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day excluding the date payment thereof was due to the date of actual payment, at a rate equal to the rate of interest otherwise in effect pursuant to clause
                           (a) above PLUS 2% per annum.

         4.       PAYMENT PROCEDURES.

                  (a) All amounts payable hereunder shall be payable to Holder by wire transfer of immediately available funds in the currency in which the Loan was made to Borrower in accordance with wire transfer instructions to be separately provided to Borrower in writing.

                  (b) If any payment of principal or interest on this Note shall become due on a day that is not a business day, such payment shall be made on the next succeeding day that is a business day.

                  (c) All payments on this Note shall be applied first to accrued interest, if any, and thereafter to the outstanding principal balance hereof.

         5.       GRANT OF SECURITY.

                  (a) As collateral security for the prompt and complete payment when due of all of the Borrower's obligations hereunder, the Borrower hereby creates and grants a continuing security interest to the Holder in and to all of the Borrower's right, title and interest in and to all of the following, whether now owned or hereafter acquired or existing (all of the following, the "COLLATERAL"): all accounts (other than bank accounts), accounts receivable, including, without limitation, any right to payment for inventory of the Borrower sold in the ordinary course of the Borrower's business, whether now existing or hereafter arising, and all contract rights, chattel paper, tax refunds, instruments, acceptances, drafts and other obligations of any kind evidencing a right to receive money, in each case, arising out of or in connection with the sale or lease of goods or the rendering of services, together with all ledger sheets, files, records and documents relating to any of the foregoing including all computer records, programs, storage media and computer software used or useful in connection therewith (the "RECEIVABLES"), and all of the Borrower's right, title and interest, powers, privileges and other benefits under each and every one of the security agreements and other contracts securing or otherwise relating to any such Receivables; and all proceeds of any and all of the foregoing.

                  (b) In furtherance of the foregoing, the Borrower agrees (and at its expense) to deliver to Holder duly completed Uniform Commercial Code financing statements and such other like instruments as Holder may request from time to time to perfect the liens and security interests in the Collateral granted hereunder.

         6.       NO LIENS. Borrower agrees that it shall not, directly or
                           indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien or encumbrance on or in the Collateral or in any portion thereof.

         7.       CONDITIONS PRECEDENT. Holder's obligation to make each Loan hereunder is subject to the satisfaction of the following condition precedent:

                  (a) COVENANTS. The Borrower shall be in compliance with each of the provisions contained in this Note.

                  (b) NO DEFAULTS. No Event of Default shall have occurred and be continuing or would result from the proposed borrowing.

         8.       DEFAULT. Each of the following events shall be an "EVENT OF
                           DEFAULT" hereunder:

                  (a) Borrower shall fail to pay (i) the principal amount of any Loan on the date the same becomes due and payable or (ii) any other amount payable hereunder on the date the same becomes due and payable and such default shall continue unremedied for 5 days thereafter;

                  (b) Borrower shall be in breach of any other covenant, provision, agreement, representation or warranty under this Note and such failure shall continue unremedied for 10 days thereafter;

                  (c) Borrower commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, liquidation, winding-up, dissolution, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, liquidation, winding-up, dissolution, composition, extension or other such relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for all or any substantial part of its assets (a "BANKRUPTCY ACTION");

                  (d) Borrower becomes a debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed or undischarged for a period of thirty (30) days;

                  (e) Borrower makes a general assignment for the benefit of its creditors; or

                  (f) An Event of Default occurs under Sections 6.01(3)-(9) of either the DM Indenture or the USD Indenture (each as defined below).

         9.       REMEDIES.

                  (a) Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, automatically become, immediately due, payable and collectible by Holder pursuant to applicable law and without presentment, demand, protest or notice of any kind, and the commitments hereunder shall be automatically terminated.

                  (b) Upon the occurrence of any one or more Events of Default, the Holder may proceed to protect and enforce its rights hereunder in equity, at law or by other appropriate proceedings, or the Holder may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder, including its rights as a secured creditor against the Collateral.

         10.      REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to the Holder that:

                  (a) ORGANIZATION AND GOOD STANDING. Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

                  (b) AUTHORIZATION. The execution, delivery and performance by Borrower of this Note are within Borrower's corporate power and have been duly authorized by all necessary or proper corporate action.

                  (c) VALID OBLIGATION. This Note constitutes a valid and legally binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

                  (d) NON-CONTRAVENTION OF OTHER INSTRUMENTS. The execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any agreement, instrument, judgment, order, writ, decree or contract to which the Borrower is a party or is subject.

         11.      WAIVER.  Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

         12.      SUCCESSORS AND ASSIGNS. The provisions of this Note shall
                           inure to the benefit of and be binding on any successor to Borrower and to any successor or assign of Holder; PROVIDED, however, that the Borrower's rights and obligations hereunder may not be assigned without the prior written consent of the USD Trustee and the DM Trustee, and PROVIDED FURTHER that Holder may only assign its rights and obligations hereunder with the prior written consent of the USD Trustee and the DM Trustee.

         13.      GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         14.      THIRD    PARTY BENEFICIARIES. The representations, warranties
                           and indemnities contained in this Note shall extend to and be enforceable by The Bank of New York, in its capacity as Trustee under the USD Indenture (together with its successors and assigns, the "USD TRUSTEE"), and The Bank of New York, in its capacity as Trustee under the DM Indenture (together with its successors and assigns, the "DM TRUSTEE"). For purposes of this
                           Section 14, (i) "DM INDENTURE" means the Indenture
                           (as supplemented from time to time), dated as of May
                           14, 1998, providing for the issuance of an aggregate principal amount of up to DM110,000,000 of 9 3/8%
                           Senior Notes due 2008 among Holder and Borrower, as issuers, and The Bank of New York as successor to IBJ
                           Schroder Bank & Trust Company, in its capacity as trustee thereunder, and (ii) "USD INDENTURE" means the Indenture (as supplemented from time to time), dated as of May 14, 1998, providing for the issuance of an aggregate principal amount of up to US$100,000,000 of 10% Senior Notes due 2008 among
                           Holder and Borrower, as issuers, and The Bank of New
                           York as successor to IBJ Schroder Bank & Trust
                           Company, in its capacity as trustee thereunder.

                            [SIGNATURE PAGE FOLLOWS]

BORROWER                           THE DERBY CYCLE CORPORATION


                                   By:  /s/
                                        ---------------------------------------
                                        Name:
                                        Title:



HOLDER                             LYON INVESTMENTS B.V.


                                   By:  /s/
                                        ---------------------------------------
                                        Name:
                                        Title: